AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                          NEW DYNAMIC MARKETING, INC.
                                      AND
                           NORTHWESTERN HOLDINGS, LLC
                                October 13, 2003

                                TABLE OF CONTENTS

1.      Definitions
2.      Basic  Transaction
(a)     The  Merger
(b)     The  Closing
(c)     Actions  at  the  Closing
(d)     Effect  of  Merger
(e)     Procedure  for  Payment
3.      Representations  and  Warranties  of  the  Target
(a)     Organization,  Qualification,  and  Corporate  Power
(b)     Capitalization
(c)     Authorization  of  Transaction
(d)     Noncontravention
(e)     Undisclosed  Liabilities
4.      Representations  and  Warranties  of  the  Buyer
(a)     Organization
(b)     Capitalization
(c)     Authorization  of  Transaction
(d)     Noncontravention

5.      Covenants
(a)     General
(b)     Exclusivity
6.      Conditions  to  Obligation  to  Close
(a)     Conditions  to  Obligation  of  the  Buyer
(b)     Conditions  to  Obligation  of  the  Target
7.      Termination
(a)     Termination  of  Agreement
(b)     Effect  of  Termination
8.      Miscellaneous
(a)     Survival
(b)     No  Third  Party  Beneficiaries
(c)     Entire  Agreement
(d)     Succession  and  Assignment
(e)     Counterparts
(f)     Headings
(g)     Governing  Law
(h)     Amendments  and  Waivers
(i)     Severability
(k)     Construction


Exhibit  A-Articles  of  Merger
Exhibit B-Articles of Amendment for Convertible Preferred Stock Disclosure Schedule



     AGREEMENT  AND  PLAN  OF  MERGER

     Agreement entered into as of October 13, 2003, by and between New Dynamic Marketing, Inc., a Florida corporation (the "Buyer"), and Northwestern Holdings, LLC, a Florida limited liability company (the "Target"). The Buyer and the Target are referred to collectively herein as the "Parties".

This Agreement contemplates a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to Code 368(a)(1)(A). The Target members will receive capital stock in the Buyer in exchange for their membership interests in the Target.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  Definitions.
         -----------

     "Buyer"  has  the  meaning  set  forth  in  the  preface  above.
     -------

     "Certificate  of  Merger"  has  the  meaning  set  forth  in  2(c)  below.
     -------------------------

     "Closing"  has  the  meaning  set  forth  in  2(b)  below.
     ---------

     "Closing  Date"  has  the  meaning  set  forth  in  2(b)  below.
     ---------------

     "Disclosure  Schedule"  has  the  meaning  set  forth  in  3  below.
     ----------------------

     "Effective  Time"  has  the  meaning  set  forth  in  2(d)(i)  below.
     -----------------

     "Florida  Corporation  Statutes"  means the General Corporation Statutes of
     --------------------------------
the  State  of  Florida.

     "Knowledge"  means  actual  knowledge  after  reasonable  investigation.
     -----------

     "Membership  Interest" means an ownership interest in the limited liability
      ---------------------
company  represented  by  the  Target.

     "Merger"  has  the  meaning  set  forth  in  2(a)  below.
     --------

     "Ordinary  Course  of Business" means the ordinary course of business
     -------------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party"  has  the  meaning  set  forth  in  the  preface  above.
     -------

     "Person" means an individual, a partnership, a corporation, an association,
     --------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
     -----------------

     "Surviving  Corporation"  has  the  meaning  set  forth  in  2(a)  below.
     ------------------------

     "Target"  has  the  meaning  set  forth  in  the  preface  above.
     --------


     2.  Basic  Transaction.
         ------------------

     (a)  The  Merger.  On  and  subject  to  the  terms  and conditions of this
          ------------
Agreement, the Target will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

     (b)  The  Closing.  The  closing  of  the transactions contemplated by this
          -------------
Agreement (the "Closing") shall take place at the offices of the Buyer in Oakland Park, Florida, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     (c)  Actions at the Closing. At the Closing, (i) the Target will deliver to
          -----------------------
the Buyer the various certificates, instruments, and documents referred to in 6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in 6(b) below, and (iii) the Buyer and the Target will file with the Secretary of State of the State of Florida Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger").

     (d)  Effect  of  Merger.
          -------------------

     (i)  General. The Merger shall become effective at the time (the "Effective
          --------
Time") the Buyer and the Target file the Certificate of Merger with the Secretary of State of the State of Florida. The Merger shall have the effect set forth in the Florida Corporation Statutes. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

     (ii)  Certificate of Incorporation. The Certificate of Incorporation of the
           -----------------------------
Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

     (iii)  Bylaws. The Bylaws of the Buyer in effect at and as of the Effective
            -------
Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

     (iv)  Directors  and  Officers.  The directors and officers of the Buyer in
           -------------------------
office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

     (v)  Conversion  of Target Membership Interests. At and as of the Effective
          -------------------------------------------
Time, (A) the (a) 33% Membership Interest of David Apodaca shall be converted into the right to receive 2,000,000 shares of common stock of Buyer and 115,500 shares of a new issue of convertible preferred stock of Buyer having those terms and provisions set forth in Exhibit B hereto (the "Convertible Preferred Stock"), and (b) the 67% Membership Interest of Lee Schwuchow shall be converted into the right to receive 4,000,000 shares of common stock of Buyer and 234,500 shares of Convertible Preferred Stock of Buyer, and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving
Corporation with respect thereto in accordance with the provisions of the Florida Corporation Statutes.

     (vi)  Buyer  Shares.  Each  share  of  common  stock  of  Buyer  issued and
           --------------
outstanding  at and as of the Effective Time will remain issued and outstanding.

     (e)  Procedure  for  Payment.
          ------------------------

     (i) Immediately after the Effective Time, the Buyer will furnish to Apodaca and Schwuchow a stock certificate representing the number of shares to which each of them are entitled, together with such legends thereon as may be required under the Securities Act, against delivery of a copy of a written consent signed by both of them approving and voting in favor of the Merger.

     (ii) The Buyer shall pay all charges and expenses of the delivering the shares of common stock and Convertible Preferred Stock to Apodaca and Schwuchow.

     3.  Representations and Warranties of the Target. The Target represents and
         ---------------------------------------------
warrants to the Buyer that the statements contained in this 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be
                    ----------------------
arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 3.

     (a)  Organization,  Qualification,  and  Corporate  Power.  The Target is a
          -----------------------------------------------------
limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b)  Capitalization.  The  entire  authorized  Membership  Interests of the
          ---------------
Target consists of a 67% Membership Interest owned by Schwuchow and a 33% Membership Interest owned by Apodaca. All of the issued and outstanding Target Membership Interests have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its Membership Interest.

     (c)  Authorization  of Transaction. The Target has full power and authority
          ------------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the
                                                     -----------------
Target cannot consummate the Merger unless and until it receives the requisite vote of approval from its two holders of the Membership Interests. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

     (d)  Noncontravention.  Neither  the  execution  and  the  delivery of this
          -----------------
Agreement,  nor  the  consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or operating agreement of the Target or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e)  Undisclosed  Liabilities.  The  Target does not have any liability
          -------------------------
(whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for
(i) liabilities set forth on the face of the balance sheet delivered to the Buyer and (ii) liabilities which have arisen in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     4.  Representations  and  Warranties of the Buyer. The Buyer represents and
         ----------------------------------------------
warrants to the Target that the statements contained in this 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this 4.

     (a)  Organization.  The  Buyer  is  a  corporation  duly organized, validly
          -------------
existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b)  Capitalization.  The  entire  authorized  capital  stock  of the Buyer
          ---------------
consists of 50,000,000 shares of common stock, of which 11,404,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of the shares of common stock and Convertible Preferred Stock to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

     (c)  Authorization  of  Transaction. The Buyer has full power and authority
          -------------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the
                                                     -----------------
Buyer cannot consummate the Merger unless and until it receives the approval by written consent of the sole director of Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (d)  Noncontravention.  To  the Knowledge of any director or officer of the
          -----------------
Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the knowledge of the Buyer, the Buyer does not need to make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     5.  Covenants. The Parties agree as follows with respect to the period from
         ----------
and  after  the  execution  of  this  Agreement.

     (a)  General.  Each  of  the  Parties will use its best efforts to take all
          --------
action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 6 below).

     (i)  Regulatory  Matters  and  Approvals. Each of the Parties will give any
          ------------------------------------
notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3 and 4 above; provided the Target will provide the Buyer, with whatever information and assistance in connection with the foregoing filings that the filing Party may request. The Buyer will take all actions that may be necessary, if any, under state securities laws in connection with the offering and issuance of the shares to Apodaca and Schwuchow.

     (ii) Florida Corporation Statutes. The Buyer's Board of Directors will take
          -----------------------------
action by written consent as soon as practicable in order that the Board may approve and adopt this Agreement and the Merger in accordance with the Florida Corporation Statutes. The Buyer will cause Apodaca and Schwuchow to execute and deliver an action by written consent as soon as practicable approving and adopting this Agreement and the Merger.

     (iii)  Operation  of  Business. The Target will not engage in any practice,
            -----------------------
take any action, or enter into any transaction outside the Ordinary Course of Business

     (b)  Exclusivity.  The Target will not solicit, initiate, or encourage the
          ------------
submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the Membership Interest or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange). The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     6.  Conditions  to  Obligation  to  Close.
         --------------------------------------

     (a)  Conditions  to Obligation of the Buyer. The obligation of the Buyer to
          ---------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) this Agreement and the Merger shall have received the approval of Apodaca and Schwuchow in the form of an executed written consent;

     (ii) the representations and warranties set forth in 3 above shall be true and correct in all material respects at and as of the Closing Date;

     (iii) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iv) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in 6(a)(i)-(iii) is satisfied in all respects;

     (v) The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in 3 and 4 above;

     (vi) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Target. The obligation of the Target to
         ---------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) this Agreement and the Merger shall have been approved by the written consent of a majority of Board of Directors of Buyer;

     (ii) the representations and warranties set forth in 4 above shall be true and correct in all material respects at and as of the Closing Date;

     (iii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iv) the Buyer shall have delivered to the Target a certificate to the effect that each of the conditions specified above in 6(b)(i)-(iii) is satisfied in all respects;

     (v) this Agreement and the Merger shall have received the approval of Apodaca and Schwuchow in the form of an executed written consent;

     (vi) The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in 3 and 4 above;

     (xii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

     The Target may waive any condition specified in this 6(b) if it executes a writing so stating at or prior to the Closing.

     7.  Termination.
         ------------

     (a)  Termination  of  Agreement.  Either  of the Parties may terminate this
          ---------------------------
Agreement with the prior authorization of its board of directors or Manager, as the case may be, by mutual written consent at any time prior to the Effective Time.

     (b)  Effect of Termination. If any Party terminates this Agreement pursuant
          ----------------------
to 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

     8.  Miscellaneous.
         --------------

     (a) Survival. None of the representations, warranties, and covenants of the
         ---------
Parties  will  survive  the  Effective  Time.

     (b)  No  Third  Party  Beneficiaries.  This  Agreement shall not confer any
          --------------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     Entire  Agreement.  This Agreement constitutes the entire agreement between
     ------------------
the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e)  Succession  and  Assignment.  This Agreement shall be binding upon and
          ----------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (f)  Counterparts.  This  Agreement  may  be  executed  in  one  or  more
          -------------
counterparts,  each  of  which  shall  be  deemed  an  original but all of which
         --
together  will  constitute  one  and  the  same  instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
         ---------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (i)  Governing  Law.  This  Agreement shall be governed by and construed in
          ----------------------------------------------------------------------
accordance  with the domestic laws of the State of Florida without giving effect
--------------------------------------------------------------------------------
to  any  choice  or  conflict  of law provision or rule (whether of the State of
--------------------------------------------------------------------------------
Florida  or any other jurisdiction) that would cause the application of the laws
--------------------------------------------------------------------------------
of  any  jurisdiction  other  than  the  State  of  Florida.
------------------------------------------------------------

     (j) Amendments and Waivers. The Parties may mutually amend any provision of
         -----------------------
this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors.

     (k)  Severability.  Any term or provision of this Agreement that is invalid
          -------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.



                                      *****


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

NEW  DYNAMIC  MARKETING,  INC.


By:    /s/Garland  E.  Harris
       ----------------------
       Garland  E.  Harris
Title: President  and  CEO


NORTHWESTERN  HOLDINGS,  LLC


By:    /s/David  R.  Apodaca
       ---------------------
       David  R.  Apodaca
Title: Manager